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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 2, 2002

                        (Date of earliest event reported)

                                VIANT CORPORATION
             (Exact name of registrant as specified in the charter)

          Delaware                             0-26303                        77-0427302
(State or other jurisdiction of         (Commission File No.)      (IRS Employer Identification No.)
        incorporation)

                                 89 South Street
                                Boston, MA 02493
                    (Address of Principal Executive Offices)

                                 (617) 531-3700
               (Registrant's telephone number including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER ITEMS

         On August 2, 2002, divine, inc. ("divine"), DVC Acquisition Company ("Merger Sub"), and Viant Corporation ("Viant", and collectively, with divine and Merger Sub the "Parties") entered into a second amendment (the "Second Amendment") to the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002 (the "Merger Agreement"), by and among the Parties. Pursuant to the terms of the Second Amendment, the Parties have extended the date subsequent to which failure to complete the merger may give rise to a termination right to Viant or divine (the "Termination Date"). The Termination Date is now September 30, 2002.

         Additionally, the Second Amendment amends that portion of the amendment to the Merger Agreement (the "First Amendment"), dated as of July 23, 2002, which enables Viant to deliver an acknowledgement (the "Acknowledgment") regarding Section 6.13(c) of the Merger Agreement and, in exchange for such Acknowledgment, increases the consideration payable to the Viant stockholders under the terms of the Merger Agreement by $1,100,000. Pursuant to the Second Amendment, the date by which the Acknowledgment had to be delivered to divine was extended from July 31, 2002 to August 7, 2002.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS.

         The exhibit to this report is listed in the Exhibit Index set forth elsewhere herein.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Viant Corporation

                                       By: /s/ M. Dwayne Nesmith
                                           ------------------------------------
                                           M. Dwayne Nesmith
                                           Chief Financial Officer

                                           Date:  August 14, 2002

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                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER        DESCRIPTION OF EXHIBITS
     2.1           Second Amendment to Agreement and Plan of Merger and
                   Reorganization, dated as of August 2, 2002, by and among
                   divine, inc., DVC Acquisition Company and Viant Corporation.